EXHIBIT 10.62

                                      LEASE


This lease is effective as of the 1st day of January, 1996, by and between the landlord and the Tenant hereinafter named:

ARTICLE  1.  DEFINITIONS AND CERTAIN BASIC PROVISIONS.

1.1     a.     Landlord: Goforth, Inc.

        b. Landlord's Address: 1360 Post Oak Boulevard, Suite 1300 Houston, Texas, 77056

        c.      Tenant: Family Dental Services of Texas, Inc.

        d.      Tenant's Address: 1360 POST OAK BOULEVARD, SUITE 1300

        e.      Tenant's Trade Name: Castle Dental Centers

        f. Demised Premises: Being a free standing building of approximately 6,781 sq ft in area in Harris County, located at 2101 West Loop South, further described on Exhibit "A" attached hereto and made a part hereof.

        g. Lease Term: Commencing on January 1, 1996, and continuing for ten (10) full lease years thereafter. Tenant may open for business prior to the commencement date of lease at no charge.

        h. Minimum Guaranteed Rental: 1 ten (10) year primary term: Lease Years (1-5) $1 2,000.00/month. First payment due the commence date. Lease Years (6-10) $1 3,200.00/month. One five (5) year option. Lease Years (11-15) $15,180.00/month.

        i.      Finish-out Allowance: $0.00

        j.      Security Deposit: $0.00 Prepaid Rental: $0.00

        k.      Permitted Use: Dental Center

        l. Common Area Maintenance Charge: $500.00 per Month, payable in advance, subject to periodic adjustments, commencing on the first day of lease.

        m. Taxes: $1,898.04 per month, payable in advance, subject to periodic adjustments, commencing on the first day of lease.

        n. Insurance: $121.00 per month, payable in advance, subject to periodic adjustments, commencing on the first day of lease.

        o. Tenant's Pro Rata Share of CAM, Taxes, and Insurance, hereafter referred to as additional rent, means a fraction having as its numerator 6,781 sq ft and as its denominator the total number of sq ft of leasable area on the property. Tenant's Pro Rata share is currently: 41 %. Should a new building be built on the property, tenant's Pro Rata share will decrease accordingly.

        p.      Landlord's Agent: Jack Castle, Jr.

        q. Agent's Address: 1360 Post Oak Boulevard, Suite 1300, Houston, Texas, 77056

1.2 Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in the other provisions of this Lease.

1.3 All monies to be paid by Tenant to Landlord shall be paid to Landlord's Agent at the address stipulated in Article 1.1 (q).

1.4 Tenant may exercise its option to renew the lease by serving Landlord written notice of interest to do so one hundred and eighty (180) days prior to the expiration of (or any renewal) of the Lease.

ARTICLE 2.  GRANTING CLAUSE AND QUITE POSSESSION.

2.1 In consideration of and subject to the terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Demised Premises as described in Section 1.1
        (f) (herein called the "Demised Premises").

2.2 Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be preformed by Tenant, Tenant shall, subject to the terms of this Lease and any mortgages, leases, and other matters to which this Lease is subordinate, at all times during the continuance of this Lease have peaceful and quiet possession of the Demised Premises.

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ARTICLE 3. DELIVERY AND ACCEPTANCE OF PREMISES: TERM OF LEASE: HOLDOVER.

3.1 Tenant agrees to accept possession of the Demised Premises at such time as Landlord delivers same to Tenant. By occupying the Demised Premises, Tenant shall be deemed to have accepted the same in an "AS IS" condition and to have acknowledged that the same complies fully with Landlord's covenants and obligations hereunder.

3.2 In the event Landlord delivers possession of the Demised Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Minimum Guaranteed Rental, in the same manner as if delivery had occurred on the Commencement Date, other than payment of all rentals and charges in the same manner as if delivery occurred on the Commencement Date.

3.3 Tenant recognizes that this Lease provides for Tenant's maintaining and repairing the Demised Premises, as more specifically provided in Article 7.

3.4     This Lease shall be for a Lease Term as set forth in Section 1.1 (g).

3.5 In the event this Lease is hereafter extended by written agreement of the parties, the phrase "Lease Term", as used herein, shall refer to such extended term in addition to the period specified in Section 1.1
        (g) above.

3.6 In the event Tenant remains in possession of the Demised Premises after the expiration of this Lease and without the execution of a new Lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month at a monthly rental equal to 150% of Minimum Guaranteed Rental and Additional Rental payable for the last month of the expired term and otherwise subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

ARTICLE 4.  MINIMUM GUARANTEED RENTAL.

4.1 Minimum Guaranteed Rental shall accrue hereunder from the Commencement Date, and shall be payable to Landlord without demand and/or deduction or offset of any nature, as specified in Section 1.3 or at such other address as may be designated by Landlord from time to time.

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4.2     Tenant shall pay to Landlord Minimum Guaranteed Rental in monthly installments in the amounts specified in Section 1.1 (h) above. The first such monthly instalment shall be due and payable on or before the first day of each succeeding calendar month during the Lease Term. Minimum Guaranteed Rental and Additional Rental for any partial calendar month shall be prorated.

4.3 In the event any Minimum Guaranteed Rental, of any nature payable hereunder is not received with five (5) days after its due date for any reason whatsoever, a late charge penalty of $10.00 per day shall become due. The total amount due after the grace period set forth above including any penalty shall bear interest at the maximum non-usurious interest rate which could legally be charged in the event of a loan of such Rental to Tenant in the state where the Demised Premises are located. Any such late charge penalty or interest shall be payable on demand as Additional Rental hereunder.

4.4 The term "Pre Occupancy" as used in this Lease shall mean that initial period, if any, as stated in Section 1.1 (g). The term "Lease Year" as used in this Lease shall mean a period of twelve (12) full months, with the first such Lease Year commencing on the Commencement Date of the Lease Term. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. The last Lease Year of the Lease Term shall include such additional number of days as remain in the unexpired portion of its last calendar month, so as to terminate on the last day of a calendar month.

ARTICLE 5.  COMMON AREA MAINTENANCE.

5.1 The term "Common Area" is defined for all purpose of this Lease as that part of the Shopping Center intended for the common use or benefit of all tenants including, among other facilities (as such may be applicable to the Shopping Center), the parking area, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls, and promenades (enclosed or otherwise), lighting facilities, and the like, but excluding interior space in buildings (now or hereafter existing) designed for rental for commercial purposes, as the same may exist from time to time, and further excluding streets and alleys maintained by a public authority. Landlord reserves the right to changes within reason, from time to time the dimensions, size and location of the Common Area, parking lot, striping, as well as the dimensions, identity and type of any buildings in the Shopping Center, so as not to disrupt tenant's business or adversely effect tenant's exposure, visibility or parking. Tenant, its employees, and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Shopping Center and other persons permitted by Landlord to use the same, subject to such reasonable rules and regulations governing use as Landlord

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        may from time to time prescribe, including the designation of specific areas within the Shopping Center or in reasonable proximity thereto in which automobiles owned or used by Tenant, its employees, subtenants, licensees and concessionaires shall be parked. In this regard, Tenant shall furnish to Landlord upon request a complete list of licenses numbers of all automobiles operated by tenant, its employees, subtenants, licensees, or concessionaires. Tenant shall not solicit business within the Common Area or take in action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights, provided such repairs or alterations are done in a manner to minimize disruptions to tenant's business.

5.2 All costs paid or incurred by Landlord for the operation, management, and maintenance of the Common Area and the necessity therefore, shall be in the reasonable discretion of Landlord.

5.3 In addition to the Rentals and other charges prescribed in this Lease, Tenant shall pay to Landlord as Additional Rental an amount equal to Tenant's Pro Rata Share of Common Area Costs paid or incurred by Landlord during the Lease Term. Tenant shall make such payments to Landlord monthly on the same day that Minimum Guaranteed Rentals due. The first such monthly installment shall be due and payable on or before the date and in the amount specified in Section 1.1 (I). Landlord may, at its option, reasonably increase the amount of Tenant's Common Area Maintenance Charge, from time to time, based upon the estimated annual cost of operation and maintenance of the Common Area, subject to adjustment after the end of the year on the basis of the actual cost for such year. The term "Common Area Costs", as used herein, means all costs and expenses of every kind and nature paid or incurred in operating, managing, cleaning, equipping, lighting, repairing, replacing and maintaining the Common Area, including, without limitation, costs of resurfacing, recoating and restripping the parking area; repainting, cleaning, sweeping and other janitorial services; landscaping; car stops; utilities serving the Common Area; maintenance, repair and replacement of utility systems and drainage systems within and serving the Shopping Center; rental charges for machinery and equipment; Shopping Center identification signs; directional signs and other markers; on and off-site traffic regulation and control signs and devices; security (if and to the extent Landlord elects to provide same); lighting fixtures and bulbs, sound equipment, supplies, costs of personnel to implement all of the foregoing, including wages, unemployment taxes and social security taxes; personal property taxes; fees for required licenses and permits; supplies; heating ventilating and air-conditioning systems serving the Common Area, including, without limitation, if any; and an allowance to Landlord for supervision of the Common Area in an amount not to exceed fifteen (15%) of the total of all Common Area Costs (but there shall be excluded from Common Area Costs

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        the cost of equipment properly chargeable to a capital account, and depreciation of the original costs of constructing the Common Area).

5.4 Within one hundred twenty (120) days after the end of each calendar year Landlord will provide Tenant with a statement showing the balance, if any, that Tenant owes Landlord for the Common Area Maintenance Charge for such calendar year, and Tenant shall pay Landlord the difference within thirty (30) days after receipt of said statement.

ARTICLE 6.  USE AND OCCUPANCY OF PREMISES.

6.1 The Demised Premises shall be used only for the permitted use or uses specified in Section 1.1 (k) above, and for no other purposes without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall use in the transaction of business in the Demised Premises the Trade Name specified in Section 1.1(e) above and no other Trade Name without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

6.2     Tenant shall operate its business in a high class and reputable manner.

6.3 Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, keep anything within the Demised Premises or use the Demised Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or other parts of the Shopping Center. All property kept, stored or maintained within the Demised Premises by Tenant shall be at Tenant's sole risk. Tenant agrees, at its own cost and expense, it comply with all rules, regulations and requirements of the fire insurance underwriting organization and any similar body or governmental authority having jurisdiction.

6.4 Tenant shall not conduct within the Demised Premises any fire, auction, bankruptcy, "going- out-of-business", "lost-our-lease", or similar sales without prior written consent of Landlord, which shall not be unreasonable withheld or delayed. Tenant shall not permit any objectionable or unpleasant odors or sounds to emanate from the Demised Premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Demised Premises or where the same can be seen or heard from outside the building; nor place any antenna, awning or other projection on the exterior of the Demised Premises; nor place any "For Lease" or similar signs inside or outside its Demised Premises; nor distribute or cause to be distributed any handbills or other advertising devised in the Shopping Center; nor use any portion of the Common Area for the keeping or displaying of any merchandise nor take any other action which would constitute a nuisance or would disturb or endanger
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        other tenants of the Shopping Center or unreasonably interfere with their use of the respective premises.

6.5 Tenant shall take good care of the Demised Premises and keep the same free from waste at all times. Tenant shall keep the Demised Premises and sidewalks, service-ways and loading areas adjacent to the Demised Premises neat, safe, clean and free from dirt or rubbish at all times, and shall store all trash and garbage within the Demised Premises, arranging for the regular pickup of such trash and garbage from Tenant's dumpster at Tenant's expense. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Shopping Center.

6.6 Tenant shall maintain all display windows in a neat, attractive condition, and shall keep all display windows, exterior electric signs and any Tenant exterior lights on the Demised Premises lighted from dusk until 11:00 P.M. every day, including Sundays and holidays.

6.7 Tenant shall take prudent measures to provide for the security of its employees, agents, customers, and the Demised Premises, and shall keep some of its interior store lights lighted from dusk until dawn every day.

6.8 Tenant shall procure, at its sole expense, any permits required for the transaction of business in the Premises and comply with all applicable laws, ordinances, and governmental regulations.

ARTICLE 7.  MAINTENANCE AND REPAIR OF PREMISES.

7.1 Tenant at its own expense shall keep and maintain the entire Premises in good order and in a neat, clean, safe and habitable condition, free of insects, rodents, vermin and other pests, and shall make all needed repairs and replacements, excluding roof, foundation, structure and parking lot. Landlord shall not be required to make any repairs whatsoever, except as stated in 7.4. If any repairs or replacements required to be made by Tenant hereunder are not commenced with ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs or replacements without liability to Tenant for any loss or damage which may result by reason thereof; and Tenant shall pay to Landlord upon demand, as Additional Rental hereunder, the cost of such repairs or replacements.

7.2 Tenant shall keep and maintain the exterior and improvements on or about the Demised Premises in good order, including but not limited to; plate glass, windows, doors, door closure devices and other exterior openings, window and door frames, molding, locks and hardware, store fronts, lighting, heating and air conditioning; and grease traps, utility meters,
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        plumbing and other electrical mechanical and electromotive installations, equipment and fixtures, signs, decorations and storage tanks, exclusively serving the Demised Premises, saving and except Landlord's obligations set forth herein.

7.3 Tenant shall keep and maintain the interior of any buildings on or about the Demised Premises, including but not limited to, the repair and replacement of all lighting, heating, air conditioning, grease traps, utility meters, plumbing, water heaters, floors, ceilings, sprinklers, and other electrical, mechanical and electromotive installations, equipment and fixtures. Tenant shall arrange for periodic inspection, cleaning, maintenance and repair of any grease traps, fire safety systems, HVAC systems, exhaust fans and/or hood duct systems located in, on or about the Demised Premises, by qualified service technicians and at reasonable intervals approved by Landlord.

7.4 Landlord at its sole cost and expense shall keep and maintain the roof, foundation, structure and parking facilities. Landlord will initiate the repair of defects or required repair within a commercially reasonable time after notice from Tenant. If Landlord fails to do so, Landlord shall compensate Tenant for any damages proximately caused by Landlord's delay. Landlord will transfer the warranty of the HVAC to Tenant.

ARTICLE 8.  UTILITIES.

8.1 Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewage service and other utilities furnished to the Demised Premises, including any charges for utilities on Landlord's meters adjustable from time to time. As long as such changes are the same as if tenant had contracted directly with the utility company.

ARTICLE 9.  TAXES.

9.1 Tenant shall pay before delinquency all taxes levied against Tenant's personal property and trade fixtures in the Demised Premises. Additionally, Tenant shall pay before delinquency all Taxes (as defined in Section 9.2) assessed against the Demised Premises that are billed direct to Tenant by the taxing authorities. Should Landlord elect to pay the same, Tenant shall reimburse Landlord promptly upon demand as Additional Rental. However, should Landlord ever construct additional improvements on a portion of the land, Tenant's land taxes shall be proportionately reduced.

9.2 In the event the Demised Premises is assessed or billed along with the Shopping Center, Tenant shall pay to Landlord as Additional Rental an amount equal to Tenant's Pro Rata Share of all real estate and other ad valorem taxes, assessments, parking surcharges, water and sewer rents, and other governmental impositions, levies and charges of every kind and

                                       -8-

        nature whatsoever, general and special, ordinary and extraordinary (hereinafter collectively referred to as the "Taxes") levied against the Shopping Center for each real estate tax year during the Lease Term. Tenant shall make such payments to Landlord monthly in such amounts as are determined by Landlord, such installments being due on the same day that minimum guaranteed rental is due.

9.3 Within one hundred twenty (120) days after the end of each calendar year Landlord shall provide Tenant with a statement showing the amount, if any, Tenant owes Landlord for Taxes for such calendar year. If the aforesaid installment payments made for a given year are greater than Tenant's Pro Rata Share of Taxes, Landlord shall credit the amount of the excess to Tenant's next Taxes installment(s). If said installment payments made are less that Tenant's Pro Rata Share of Taxes costs, Tenant shall pay Landlord the difference within thirty (30) days after receipt of said statement. In either case, neither party shall be entitled to payment or credit for any amounts owing for more than two
        (2) years, unless claims for such amounts are made prior to the end of such two (2) year period.

9.4 If at any time during the Lease Term or any renewal or extension thereof a tax or excise on rents, or other tax however described (except any franchise, estate, inheritance, capital stock, income or excess profits tax imposed upon Landlord) is levied or assessed against Landlord by any lawful taxing authority on account of Landlord's interest in this Lease or the Rentals or other charges reserved hereunder, as a substitute in whole or in part for, or in addition to the Taxes described in Section
        9.2 above, Tenant agrees to pay to Landlord upon 30 days after notice, as Additional Rental, the amount of such tax or excise.

ARTICLE 10.  ALTERATIONS.

10.1 Tenant shall not make any alterations, additions, or improvements to the Demised Premises without the prior written consent of Landlord, which will not be unreasonably withheld or delayed, except for the installation of unattached movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Demised Premises. All alterations, additions, improvements and fixtures (other than Tenant's unattached movable trade fixtures) which may be made or installed by either party upon the Demised Premises shall remain upon and be surrendered with the Demised Premises and become the property of Landlord at the termination of this Lease, unless Landlord requests their removal in which event Tenant shall remove the same and restore the Demised Premises to their original conditions at Tenant's expense.

10.2 All construction and removal work by Tenant within the Demised Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, laws, ordinances, orders or regulations affecting the Demised Premises or the

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        removal of any substances therefrom, in such a manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Shopping Center, and in full compliance with Article 28 hereof. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, damages, costs, fines or penalties resulting from or arising in connection with the performance of such work.

ARTICLE 11.  TENANT'S FIXTURES.

11.1 Tenant may place or install in the Demised Premises Tenant's business fixtures and related furnishings and equipment that are not in the nature of a leasehold improvement, including but not limited to counters, shelving, floor fixtures, display cases, office furniture and safes, and shall remove same upon the expiration or termination of this Lease; provided, however, that Tenant, at Tenant's own cost and expense, shall repair any and all damage to the Demised Premises resulting from or caused by such installation or removal.

ARTICLE 12.  TENANT'S STORE FRONT AND SIGNS.

12.1 Tenant will have exclusive rights to use the top and bottom pylon signs, (subject to governmental regulations) at no cost and Tenant shall maintain such pylon sign and comply with all governmental regulations. All signs shall be subject to Landlord's approval which shall not be unreasonably delayed or withheld.

ARTICLE 13.  LANDLORD'S RIGHT OF ACCESS: USE OF ROOF.

13.1 Landlord shall have the right to enter upon the Demised Premises at any time for the purpose of inspecting the same, or of making repairs to the Demised Premises, or of making repairs, alterations or additions to the adjacent premises, or of showing the Demised Premises to prospective purchasers, lessees or lenders.

ARTICLE 14.  DAMAGES BY CASUALTY.

14.1 Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

14.2 In the event the Demised Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and Landlord's sole cost and expense to rebuild and repair the Demised Premises. In the event (a) the building in which the Demised Premises are located shall be destroyed

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        or substantially damaged by a casualty not covered by Tenant's or
        LANDLORD's insurance or (b) such building shall be destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the first floor area by a casualty covered by Tenant's or Landlord's insurance, or
        (c) the holder of a mortgage, deed of trust or other lien on the Demised Premises at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Demised Premises. Landlord shall give written notice to Tenant of such election within sixty (60) days after the occurrence of such casualty and, if it elects to rebuild and repair, shall proceed to do so with reasonable diligence.

14.3 Landlord's obligation to rebuild and repair under this Article 14 shall in any event be limited to restoring the Demised Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant. Tenant agrees, promptly after completion of such work by Landlord, to proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant and to reopen for business in the Demised Premises.

14.4 Tenant agrees that during any period of reconstruction or repair of the Demised Premises it will continue the operations of its business within the Demised Premises to the extent practicable. During the period of time that Tenant is unable to wholly use the Demised Premise, the Minimum Guaranteed Rent shall be wholly abated. During the period from the occurrence of the casualty until thirty (30) days after Landlord's repairs are completed, the Minimum Guaranteed Rental shall be reduced to such extent as may be fair and reasonable under the circumstances. There shall be no abatement of additional rental provided for herein.

ARTICLE 15.  INSURANCE.

15.1 Tenant shall pay to Landlord as Additional Rental an amount equal to Tenant's Pro Rata Share of all premiums for liability insurance, fire and extended coverage insurance, rental loss and such other insurance as may be carried by Landlord covering the Shopping Center (hereinafter collectively referred to as "Insurance") during the Lease Term. Tenant shall make such payments to Landlord in monthly installments in such amounts as are determined by Landlord, such installments being due and payable on the same day that Minimum Guaranteed Rental is due. The first such monthly installment shall be due and payable on or before the date and in the amount specified in Section 1.1(n).

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15.2    Within one hundred twenty (120) days after the end of each calendar year
        Landlord will provide Tenant with a statement showing the amount, if any, Tenant owes Landlord for Insurance for such calendar year. If the aforesaid installment payments made for a give year are greater than Tenant's Pro Rata Share of Insurance, Landlord shall credit the amount of the excess to Tenant's next Insurance installment(s). If said installment payments made are less than Tenant's Pro Rata Share of Insurance, Tenant shall pay Landlord the difference within thirty (30) days after receipt of said statement. Neither party shall be entitled to payment or credit for amounts owing for more than two (2) years, unless claims for such amounts are made prior to the end of such two (2) year period.

15.3 All other insurance coverage shall be the responsibility of Tenant, including, without limitation, theft, liability, plate glass breakage, and all insurance covering Tenant's stock of goods (including fore and extended coverage), trade fixtures, and all other contents of the Demised Premises. Any insurance against casualty loss which may be carried by Landlord shall be under the control of Landlord. Tenant and it assignees hereby expressly waive any cause of action or right of recovery that it may hereafter have against Landlord for any loss or damage to the Demised Premises or to the building of which the Demised Premises are a part, or to the contents thereof belonging to Tenant contained in said Demised Premises caused by fire, explosion or other risk covered or which could be covered by a Texas Standard Form of Fire and Extended Coverage Policy.

ARTICLE 16.  INDEMNITY AND PUBLIC LIABILITY INSURANCE.

16.1 Landlord shall not be liable to Tenant or to Tenant's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises or the Common Area caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires, or of any other person entering the Shopping Center under express or implied invitation of Tenant, or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein or arising out of any breach or default by Tenant in the performance of its obligations hereunder; and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liability, loss, damage, expense or claim arising out of such damage or injury or resulting from any breach, violation or nonperformance of any covenants or conditions hereof solely by Tenant, its agents, employees or invitee.

16.2 Tenant shall procure and maintain throughout the Lease Term a policy or policies of insurance, at its sole cost and expense, insuring both Landlord (by naming Landlord as an additional insured) and Tenant against all claims, demands or actions arising out of or in connection with the Demised Premises, the condition of the Demised Premises, Tenant's operations in and maintenance and use of the Demised Premises, and Tenant's liability assumed under this Lease, the limits of such policy or policies to be in an amount not less than $1,000,000 per occurrence and $1,000,000 aggregate in respect of injury to persons (including death), and in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord. Certified copies of such policies or duly executed "Certificates of Insurance", together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease, or prior to the date Landlord delivers possession of the Demised Premises to Tenant, whichever is the earlier to occur. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof or duly executed "Certificates of Insurance" bearing notations evidencing the payment of renewal premiums, shall be delivered to Landlord prior to the Commencement Date of this Lease, or prior to the date Landlord delivers possession of the Demised Premises to Tenant, whichever is the earlier to occur. Not less than fifteen (15) days prior to the expiration date of any such policies, certified policies of the renewals thereof or duly executed "Certificates of Insurance", bearing notations evidencing the payment of renewal premiums, shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. If Tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand, as Additional Rental hereunder, the premium cost thereof.

ARTICLE 17.  NON-LIABILITY FOR CERTAIN DAMAGES.

17.1 Landlord and Landlord's agents and employees shall not be liable to Tenant for any injury to person or damage to property caused by the Demised Premises becoming out of repair or by defect or failure to any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Demised Premises (except where due to Landlord negligence or willful failure to make repairs required to be made hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Shopping Center or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord.

17.2 Landlord shall not be liable to Tenant for losses due to theft, vandalism or burglary, or for damages or injuries done by unauthorized persons to the Demised Premises or to any person or property located in, upon, or adjacent to the Demised Premises.

ARTICLE 18.  ASSIGNMENT AND SUBLETTING.

18.1 Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demise Premises without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Consent by Landlord to one or more assignments or subletting shall not operate as a waiver of Landlord's rights as to any subsequent assignments and subletting.

18.2 If Tenant is a corporation, and if at any time during the Lease Term or any renewal or extension thereof the owners of a majority of either the outstanding voting shares or all outstanding shares of capital stock of Tenant at the time of the execution of this Lease cease to own a majority of such shares (except as the result of transfer by devise or descent), the loss of a majority of such shares shall be deemed as assignment of this Lease by Tenant and therefore subject in all respects to the provisions of Section 18.1 above. The previous sentence shall not apply, however, if at the time of the execution of this Lease the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.

18.3 Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of all Rentals herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and subletting occur subsequently to the assignment or subletting). Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease (except for a sublease to Guarantor) plus any bonus or other consideration therefor or incident thereto) exceeds the Rentals payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant.

18.4 Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Demised Premises, unless otherwise provided for by the Lease.

ARTICLE 19.  ASSIGNMENT OF LANDLORD'S INTEREST.

19.1 Landlord shall have the right to assign, or transfer in whole or in part, every feature of Landlord's right and obligation hereunder and in the Demised Premises, subject to this Lease. Such assignments or transfers may be made to a corporation, state or national banking association, trust, trust company, limited partnership, partnership, individual or group of individuals, and however made, shall be in all things respected and recognized by Tenant.

        Tenant shall not, however be charged with notice, actual or constructive, of or with inquiry and respect to, any such assignment or transfer until Tenant is furnished with a written notice of such transfer or assignment by Landlord.

19.2 In the event of the transfer and assignment by Landlord of its interest in this Lease and in the building containing the Demised Premises, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any remaining security given by Tenant to secure performance of Tenant's obligations hereunder shall be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

ARTICLE 20.  SUBORDINATION: ATTORNMENT.

20.1 Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Demised Premises or the Shopping Center as a whole, and to any renewals and extensions thereof (hereinafter collectively called "Mortgage"). Tenant agrees that any such mortgagee shall have the right at any time to subordinate such Mortgage to this Lease; provided, however, notwithstanding that this Lease may be (or made to be) superior to the Mortgage, the provisions of the Mortgage relative to the rights of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and/or arising from insurance payable by reason of damage or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordination this lease as Landlord may request; provided, however, Landlord shall obtain from any present mortgagee a written agreement that the rights of Tenant shall remain in full force and effect during the term of this Lease, notwithstanding any foreclosure of such Mortgage, so long as Tenant shall continue to recognize and perform all of the covenants and conditions of this Lease.

20.2 At any time when the holder of an outstanding Mortgage has given Tenant written notice of its interest in this Lease, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such Mortgage shall have received written notice of such default and a reasonable time for curing such default thereafter shall have elapsed.

ARTICLE 21.  DEFAULT BY TENANT AND LANDLORD REMEDIES.

21.1 EVENTS OF DEFAULT. The following events shall be deemed to be "Events of Default" by Tenant under this Lease.

(1) Tenant shall fail to pay any installment of Minimum Guaranteed Rental, Additional Rental, or any other obligation hereunder involving the payment of money and such failure shall continue for a period of ten (10) days after the date due.

(2) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than as described in subsection (1) above, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

(3) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(4) Tenant or any guarantor of Tenant's obligations under this Lease shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease thereunder.

(5) A receiver or trustee shall be appointed for the Demised Premises or for all substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this Lease.

(6) Tenant shall do or permit to be done anything that creates a lien upon the Demised Premises or any portion of the Shopping Center, without the written consent of Landlord, which shall not be unreasonably withheld or delayed. If any such lien is created upon the Demised Premises, Tenant shall remove such lien within 15 days of the filing of such lien or shall file a bond in favor of landlord equal to two (2) times the amount of such lien and diligently pursue the removal of such lien.

21.2 LANDLORD REMEDIES. Upon the occurrence of any such Events of Defaults, in addition to all other legal or equitable remedies now or hereafter available, Landlord shall have the option to pursue the following described remedies:

(1) Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which he may have for possession or arrearage in rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and Tenant agrees to pay to Landlord in demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

(2) Enter upon and take possession of the Demised Premises, without terminating this Lease, and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and, if Landlord so elects, relet the premises on such terms and for such purposes as Landlord may deem advisable and receive the rent therefore; and Tenant agrees to pay the Landlord on demand any deficiency that may arise by reason of such reletting, and in no event shall Tenant be entitled to any excess of any rent obtained by reletting over the sums for which Tenant is obligated hereunder. Action may be brought from time to time to collect Rentals prior to the expiration of the Lease Term.

(3) Enter upon the Demised Premises, by legal process, without being obligated to do so and without thereby waiving such default, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for all cost and expenses (including reasonable attorney's fee) which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

        Pursuit of any of the foregoing remedies shall not precluded pursuit of any other remedies herein provided or provided by law, nor shall pursuit of any other such remedy constitute a forfeiture or waiver of any Rentals due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. The loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting by Landlord as above provided, shall include the expense of repossession, brokerage fees and the cost of any repairs, alterations, additions, or remodeling undertaken by Landlord following repossession.

        Landlord may collect and receive any Rentals due from Tenant, and the acceptance thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect change, modify or alter the rights or remedies which Landlord has in equity or at law by virtue of this Lease.

21.3 USE OF FIXTURES. In the event Landlord shall have take possession of the Demised Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of Tenant's fixture, furniture, equipment, signs, and other personal property at all times prior to any foreclosure thereon by Landlord or repossession thereof by any third party having a prior lien thereon or claim thereto, or Landlord may remove and store such items in a public warehouse or elsewhere at Tenant's expense.

21.4 ATTORNEYS FEES. If on account of any breach or default by either party in its obligations hereunder, the non-defaulting party shall employ an attorney to present, enforce or defend any of its rights or remedies hereunder, the defaulting party agrees to pay any reasonable attorney's fees incurred by the non-defaulting party in such connection.

21.5 DEFAULT In the event of any default by Landlord, Tenant's exclusive remedies shall be (a) an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord) or (b) terminate the lease. Prior to any action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have a reasonable period, but in no event less than thirty (30) days, in which to commence to cure any such default. Unless and until Landlord fails so to commence to cure any default after such notice or having so commenced thereafter fails to exercise reasonable diligence to complete such curing, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as independent covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Demised Remedies and not thereafter.

ARTICLE 22.  LANDLORDS'S CONTRACTUAL SECURITY INTEREST.

22.1 In addition to statutory Landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all Rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss that Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be situated on the Demised Premises, and all proceeds therefrom, and such property of Tenant may not be removed without the consent of Landlord until all arrearage in Rentals as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant.

22.2 Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein, as provided by notice and law, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Demised Premises and sell the same at public or private sale, with or without having such property at the sale, after
                                      -18-

        giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least seven (7) days before the time of sale. Any sale made pursuant to the provision of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Demised Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five (5) consecutive days before the date of the sale. Landlord or its assigns may purchase any or all of same at said public or private sale, unless otherwise prohibited by law. The proceeds from any such private or public sale, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted Landlord in this
        Article 22. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall promptly pay any deficiencies.

22.3 Upon request by Landlord, from time to time Tenant agrees to execute and deliver to Landlord a Uniform Commercia Code Financing Statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof (sample attached hereto as Exhibit "D"). Landlord agrees to subordinate its lien to one (1) bona fide third party lender on inventory using the lender's subordination form.

ARTICLE 23.  EMINENT DOMAIN.

23.1 If more than thirty percent (30%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and all Rentals shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

23.2 If less than thirty percent (30%) of the floor area of the Demised Premises should be taken as aforesaid, this Lease shall not terminate; however, the Minimum Guaranteed Rental payable hereunder during the unexpired portion of this Lease shall be reduce in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations to make the remaining portions of the Demised Premises an architectural whole.

23.3 If any part of the Common Area should be taken as aforesaid, this Lease shall not terminate, nor shall the Rentals payable hereunder be reduced, except that either Landlord or Tenant may terminate this Lease if the area of the Common Area remaining following such taking, plus any additional parking area provided by Landlord in reasonable proximity to the Shopping Center, shall be less than seventy percent (70%) of the area of the Common Area immediately prior to the taking. Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

23.4 All compensation awarded for any taking (or the proceeds of private sales in lieu thereof) of the Demised Premises or Common Area excluding Tenant's leasehold interest, trade fixtures, and tangible property shall be the property of Landlord. Landlord shall have no interest in any award made to Tenant for Tenant's leasehold interest moving and relocating expenses or for the loss of Tenant's trade fixtures and other tangible personal property if a separate award for such items is made to Tenant.

ARTICLE 24.  NOTICES.

24.1 Whenever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out in
        Section 1.1 and Section 1.3 above (or at Landlord's option, to Tenant at the Demised Premises), or at such other addresses as they have theretofore specified by written notice.

ARTICLE 25.  SURRENDER.

25.1 At the expiration or termination of this Lease, Tenant shall surrender the Demised Premises in good condition, including the removals and repairs required to be made by Tenant in Articles 10, 11, and 12 of this Lease, excepting only reasonable wear and tear, damage by fire and other casualty excepted and repairs required to be made by Landlord in Article 14 and Article 23 of this Lease

25.2 Should Tenant fail to remove any of its fixtures, equipment, signs or personalty at the expiration or termination of this Lease, Landlord may consider it to be abandoned and remove or dispose of same without liability to Tenant, at Tenant's expense.

ARTICLE 26.  COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS.

26.1 Tenant is not responsible for any environmental problems which may have existed prior to its Lease commencement. Landlord is liable for all environmental problems prior to Tenant's Lease commencement. Furthermore, Landlord delivers to Tenant the Demised Premises with no environmental problems to the best of Landlord's knowledge. Landlord verifies to Tenant that all asbestos that might have been in the Premises have been cleaned, and provides Tenant with a copy of the environmental report on the property.

        Tenant shall comply with all applicable federal, state and local laws, ordinances, orders, rules, and regulations concerning the protection of the environment ("Environmental Law") and affecting the Demised Premises or the operation of Tenant's business therein. Notwithstanding anything in this Lease to the contrary, Tenant shall not use, store, handle, manufacture, process or dispose of in, on or about the Shopping Center any substance, material, chemical, gas, waste or other matter which is harmful to the environment ("Hazardous Substances).

26.2 Tenant will not do or permit anything to be done in, on or about the Shopping Center that would violate any Environmental Laws. Any Hazardous Substance (including any construction or remodeling wastes) shall be removed from the Demised Premises by Tenant and shall be properly disposed of in compliance with all Environmental Laws at Tenant's sole cost and expense.

26.3 Tenant hereby agrees to indemnify and hold Landlord harmless of, from and against any and all claims, actions, liens, demands, costs, expenses, penalties, fines and judgments (including court costs and attorney's fees) resulting from or arising by reason of the violation of this Article 26 or any Environmental Laws by Tenant, its agents, employees, contractors, subtenants, licensees or concessionaires.

26.4 Tenant's obligations under Article 26 shall survive for 1 year after the expiration or termination of this Lease.

ARTICLE 27.  MISCELLANEOUS.

27.1 Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

27.2 Tenant shall not for any reason withhold or reduce Tenant's required payments of Minimum Guaranteed Rental, and Additional Rental provided in this Lease, it being agreed that the obligations of Landlord hereunder are independent of Tenant's obligations except as may be otherwise expressly provided herewith or by law.

27.3 The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited solely to the proceeds of the sale on execution of the interest of Landlord in the Shopping Center existing at the time any such liability is adjudicated; and Landlord shall not be personally liable for any deficiency or otherwise. Under no circumstances whatsoever shall Landlord ever be liable for consequential or special damages. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder, which do not involve the personal liability of Landlord.

27.4 All remedies herein given to Landlord, including those not set forth but provided by law, shall be cumulative, and the exercise of one or more of such remedies by Landlord hereunder shall not exclude the exercise of any other consistent remedy. Any waiver by Landlord, express or implied, of any breach of any term, covenant or condition hereof, shall not be deemed a waiver of such term, condition or covenant for any subsequent breach or of any other term, covenant or condition hereof, and consent or approval shall not be deemed to waive or render unnecessary consent to approval of any subsequential or similar act. Acceptance of Rental by Landlord from Tenant or any assignee, subtenant, or other successor in interest of Tenant, or the payment or tender of any Rental to Landlord, with or without notice, shall never be construed as a waiver of any breach of any term, condition or covenant of this Lease. The failure of Landlord to declare any Event of Default upon the occurrence thereof, or any delay by Landlord in taking action with respect thereto shall not waive such default, but Landlord shall have the right to declare such default at any time and to take such action as may be authorized hereunder to the extent herein provided.

27.5 Whenever a period of time is herein prescribed for action to be taken by Landlord or tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, government laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord or Tenant.

27.6 Tenant agrees that it will from time to time upon request by Landlord execute and deliver to Landlord within ten (10) days and Estoppel Letter or a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as so modified) and including such information as Landlord may designate.

27.7 The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby. Venue for any action under this Lease shall be in the County in which said Demised Premises are located.

27.8 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

27.9 The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives, subject to provisions contained in this Lease limiting assignment.

27.10 This Lease contains the entire agreement between the parties, and no agreement shall effective to change, modify or terminate this Lease, in whole or in part, unless such is in writing and duly signed by the party against whom enforcement is sought.

27.11 Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent with respect to this Lease. Landlord will pay the commissions of the brokers involved in this Lease.

ARTICLE 28.  TENANT'S INSPECTION RIGHT.

28.1 Tenant shall have four (4) days after execution of this Lease to review the environmental report of the Demised Premises. If Tenant determines that the environmental report is unacceptable, Tenant may terminate this Lease by giving Landlord written notice thereof, prior to the end of the aforesaid four (4) day period.

ARTICLE 29.  TENANT PYLON SIGN.

29.1 Tenant will have the right to use the pylon signs, at no cost, as may be agreed to between Landlord and Tenant.

ARTICLE 30.  RENEWAL OPTION.

30.1 Provided that Tenant is not in default of this lease, Tenant shall have the right and option to extend the lease term for two (2) additional periods of five (5) years each, upon all the same

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        terms and conditions as are contained in the Lease, except that the
        Minimum Guaranteed Rental shall be the amount set forth in paragraph 1.1(h). Tenant may exercise its right to renewal by providing the Landlord with a written notice at least four (4) months prior to expiration of the Lease. Failure on the part of Tenant to give such written notice to Landlord on or before the date herein above provided shall be deemed to be an election by Tenant to waive its renewal option.

        Landlord:                      Tenant:
            Goforth, Inc.                  Family Dental Services of Texas, Inc.


        by:___________________         by:_____________________________________
           Jack H. Castle, Jr.,            Jack H. Castle, Chairman of the Board
            President
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